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                                                                  EXHIBIT 99.2

                                    PROXY

     1994 ANNUAL MEETING OF STOCKHOLDERS OF CONTINENTAL BANK CORPORATION

THOMAS C. THEOBALD, RICHARD S. BRENNAN and KEVIN J. HALLAGAN, and each of them, are hereby appointed attorneys and proxies, with full power of substitution, to vote all shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Continental Bank Corporation, to be held in the Arthur Rubloff Auditorium of The Art Institute of Chicago, Columbus Drive and East Monroe Street, Chicago, Illinois, on June 27, 1994, at 10:00 a.m.,
Chicago time, and at any adjournments or postponements thereof, as follows, hereby revoking any proxy heretofore given.

                  Continued and to be signed on reverse side



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                     THIS PROXY WILL BE VOTED AS DIRECTED,
       OR IF NO CHOICE IS INDICATED, WILL BE VOTED FOR ITEMS 1, 2 AND 3.

A vote FOR the following matters described in the Proxy Statement for the Meeting is recommended:

1. ADOPTION OF MERGER AGREEMENT WITH BANKAMERICA CORPORATION AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING PROVISIONS BENEFITING DIRECTORS, OFFICERS AND EMPLOYEES OF CONTINENTAL:

                   FOR           AGAINST        ABSTAIN

                   [ ]             [ ]            [ ]

2.  ELECTION OF 13 DIRECTORS:

               FOR all nominees                 WITHHOLD
                listed (except                 AUTHORITY
                  as marked                  to vote for all
               to the contrary).             nominees listed.

                     [ ]                           [ ]

Bert A. Getz, Thomas A. Gildehaus, Robert B. Goergen, William M. Goodyear, Richard L. Huber, Miles L. Marsh, Roger H. Morley, Michael J. Murray, Linda Johnson Rice, John M. Richman, Gordon I. Segal, Thomas C. Theobald and James L. Vincent. (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

_______________________________________________________________________________

3.  APPOINTMENT OF PRICE WATERHOUSE AS INDEPENDENT ACCOUNTANTS:

                   FOR           AGAINST        ABSTAIN

                   [ ]             [ ]            [ ]

4. In their discretion on such other matters as may properly come before the meeting, all as set out in the Notice and Proxy Statement-Prospectus relating to the meeting, receipt of which is hereby acknowledged.

                      I plan to attend the meeting.

                                   [ ]


Dated: _________________________________________________________________, 1994

_____________________________________________________________________________

_____________________________________________________________________________

Please sign exactly as name appears hereon. If stock is owned by more than one person, all owners should sign. If signing as attorney, administrator, executor, guardian, trustee or in other representative capacity, please indicate such capacity. A proxy given by a corporation should be signed by an authorized officer.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION